Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement” ) is made and entered into as of March 13, 2007 among DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (the “Company"), and Banc of America Securities LLC (“Banc of America”), J.P. Morgan Securities Inc. (“JPMorgan”) and Wachovia Capital Markets, LLC (“Wachovia” and, together with Banc of America and JP Morgan, the "Initial Purchasers”).
     This Agreement is made pursuant to the Purchase Agreement, dated March 7, 2007 (the “Purchase Agreement"), among the Company, as the issuer of the 3.00% Convertible Senior Notes Due 2012 (the “Notes"), and the Initial Purchasers, which provides for, among other things, the sale of the Notes by the Company to the Initial Purchasers.
     In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees the registration rights set forth in this Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Advice” shall have the meaning set forth in the last paragraph of Section 3 hereof.
     “Affiliate” has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.
     “Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D. of Form S-3.
     “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.
     “Common Shares” means the common shares of the Company, without par value, initially issuable upon conversion of the Notes.
     “Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors and permitted assigns.
     “Closing Time” shall mean the Closing Time as defined in the Purchase Agreement.
     “Effective Date” shall mean the date the initial Shelf Registration Statement becomes effective or, in the case of designation of an Automatic Shelf Registration Statement as the Shelf Registration Statement, the date a Prospectus is first made available thereunder for use by the Holders.

     “Effectiveness Deadline” shall mean (i) for purposes of Section 2(a)(i) hereof, the 180th day following the Issue Date, (ii) for purposes of the filing of any post-effective amendment pursuant to Section 2(a)(iii) hereof, the 30th day after the obligation to make such filing arises, (iii) for purposes of the filing of any Shelf Registration Statement pursuant to Section 2(a)(iii) hereof, the 60th day after the obligation to make such filing arises, and (iv) for purposes of any filing made pursuant to Section 2(a)(iv) hereof, the tenth Business Day after the obligation to make such filing arises.
     “Effectiveness Period” shall have the meaning set forth in Section 2(a)(iv) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Filing Deadline” shall mean (i) for purposes of Section 2(a)(i) hereof, the 90th day following the Issue Date, (ii) for purposes of Section 2(a)(iii) hereof, the tenth Business Day after the date of receipt by the Company of the information specified therein (or, if a Suspension Period is then in effect or initiated within five Business Days following the date of receipt of such information, the tenth Business Day following the end of such Suspension Period), and (iii) for purposes of Section 2(a)(iv) hereof, the tenth Business Day after the cessation of effectiveness of any Shelf Registration Statement (or, if a Suspension Period is then in effect or initiated within five Business Days following the date of receipt of such information, the tenth Business Day following the end of such Suspension Period).
     “Holder” shall mean each Initial Purchaser, for so long as such Initial Purchaser owns any Registrable Securities, and each of such Initial Purchaser’s respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.
     "Indenture” shall mean the Indenture, dated as of May 1, 1994, as amended and supplemented by the First Supplemental Indenture, dated as of May 10, 1995, the Second Supplemental Indenture, dated as of July 18, 2003, the Third Supplemental Indenture, dated as of January 23, 2004, the Fourth Supplemental Indenture, dated as of April 22, 2004, the Fifth Supplemental Indenture, dated as of April 28, 2005, the Sixth Supplemental Indenture, dated as of October 7, 2005, the Seventh Supplemental Indenture, dated as of August 28, 2006, and the Eighth Supplemental Indenture, dated as of the Closing Time, between the Company and the Trustee, pursuant to which the Notes are being issued, and in accordance with which the Common Shares may be issued, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.
     “Inspectors” shall have the meaning set forth in Section 3(l) hereof.
     “Issue Date” shall mean March 13, 2007, the date of original issuance of the Notes.
     “Liquidated Damages” shall have the meaning set forth in Section 2(e) hereof.

     “Majority Holders” shall mean the Holders collectively holding a majority of the aggregate principal amount of outstanding Notes or the number of outstanding Common Shares, as the context requires.
     “Notes” shall have the meaning set forth in the preamble to this Agreement.
     “Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, any “issuer free writing prospectus,” as such term is defined in Rule 433 under the Securities Act, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.
     “Questionnaire” shall have the meaning set forth in Section 2(a)(ii) hereof.
     “Records” shall have the meaning set forth in Section 3(l) hereof.
     “Registrable Securities” shall mean the Notes and the Common Shares; provided, however, that (i) the Notes shall cease to be Registrable Securities upon the earlier of (1) a Shelf Registration Statement with respect thereto for the resale of the Notes having been declared effective under the Securities Act and the Notes having been disposed of pursuant to such Shelf Registration Statement, (2) the Notes having become eligible to be sold without restriction as contemplated by Rule 144(k) under the Securities Act by a Person who is not an Affiliate of the Company, or (3) the Notes having ceased to be outstanding, and (ii) the Common Shares shall cease to be Registrable Securities upon the earlier of (1) a Shelf Registration Statement with respect to such Common Shares for the resale thereof having been declared effective under the Securities Act and such Common Shares having been disposed of pursuant to such Shelf Registration Statement, (2) such Common Shares having become eligible to be sold without restriction as contemplated by Rule 144(k) under the Securities Act by a Person who is not an Affiliate of the Company, or (3) such Common Shares having ceased to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of one counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to the performance of and compliance with this Agreement, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the Shelf Registration Statement and (vii) the reasonable fees and disbursements (not to exceed $10,000) of one counsel or firm for the Holders of the Registrable Securities in connection with the review of any Shelf Registration Statement, Prospectus or amendment or supplement thereto in accordance with the provisions of Section 3(a) hereof, which counsel shall be reasonably satisfactory to the Company.
     “Requesting Holder” shall have the meaning set forth in Section 3(a) hereof.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities” shall mean the Notes and the Common Shares.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(a) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities on Form S-3 or, if not then available to the Company, on another appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.
     “Suspension Period” shall have the meaning set forth in Section 2(a)(iv).
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Securities Act.
     2. Registration Under the Securities Act.
     (a) Shelf Registration.
          (i) The Company shall file or cause to be filed (or otherwise designate an existing Automatic Shelf Registration Statement previously filed with the SEC as) a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, as promptly as practicable but in any event on or prior to the Filing Deadline. If the Shelf

Registration Statement is not an Automatic Shelf Registration Statement, the Company shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as promptly as practicable after filing thereof, but in any event on or prior to the Effectiveness Deadline. If the Shelf Registration Statement is an Automatic Shelf Registration Statement, the Company shall use its reasonable best efforts to prepare and file a supplement to the Prospectus to cover resales of the Registrable Securities by the Holders as promptly as practicable after filing thereof, but in any event on or prior to the Effectiveness Deadline.
          (ii) Notwithstanding any other provision hereof, no Holder of Registrable Securities shall be entitled to include any of their Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached as Appendix A to the Offering Memorandum (the “Questionnaire") and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. The Company shall issue a press release through a reputable national newswire service of its filing (or intention to designate an Automatic Shelf Registration Statement as) the Shelf Registration Statement and of the anticipated Effective Date thereof. In order to be named as a selling securityholder in the Prospectus at the time it is first made available for use, each Holder must furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing no later than the tenth Business Day prior to the anticipated Effective Date as announced in the press release. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.
          (iii) From and after the Effective Date, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its reasonable best efforts to file as promptly as reasonably practicable but in any event on or prior to the Filing Deadline either (i) if then permitted by the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof), a supplement to the Prospectus naming such Holder as a selling securityholder and containing such other information as necessary to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities, or (ii) if it is not then permitted under the Securities Act or the rules and regulations thereunder (or then-current SEC interpretations thereof) to name such Holder as a selling securityholder in a supplement to the Prospectus, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities (subject, in the case of either clause (i) or clause (ii), to the Company’s right to suspend use of the Shelf Registration Statement as described in Section 2(a)(iv) hereof). If a post-effective amendment or additional Shelf Registration Statement is required to be filed, the Company shall use its reasonable best efforts to have such post-effective amendment or additional Shelf Registration Statement declared effective by the SEC as promptly as practicable after filing thereof, but in any event on or prior to the Effectiveness Deadline. The Company shall not be required to file more than three supplements to the Prospectus, post-effective amendments or additional Shelf Registration Statements in any fiscal quarter for all such Holders.
          (iv) The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales until there are no Registrable Securities outstanding (the “Effectiveness Period"); provided, however, that for 30 days or less (whether or not consecutive) in any three-month period, and for 90 days or less in any 12-month period, the Company shall be permitted, by giving written notice to the Holders of Registrable Securities, to suspend sales thereof if the Shelf Registration Statement is no longer effective or usable for resales due to circumstances relating to pending developments, public filings with the SEC and similar events, or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make statements therein not misleading (any period of suspension hereunder, a “Suspension Period"). If any Shelf Registration Statement ceases to be effective or usable for resales by Holders for any reason (other than by reason of any such Holder’s failure to provide a Questionnaire, in which case the provisions of Section 2(a)(ii) or 2(a)(iii) hereof shall apply) at any time during the Effectiveness Period, the Company shall, subject to the proviso contained in the immediately preceding sentence, use its reasonable best efforts to promptly cause such Shelf Registration Statement to become effective under the Securities Act, and in any event shall, within ten Business Days of such cessation of effectiveness or usability, (i) file with the SEC one or more supplements to the Prospectus, post-effective amendments or reports under the Exchange Act in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement, or (ii) file with the SEC an additional Shelf Registration Statement. If a post-effective amendment or an additional Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (A) cause such post-effective amendment or Shelf Registration Statement to become effective under the Securities Act as promptly as practicable after such filing, but in no event later than the applicable Effectiveness Deadline, and (B) keep such post-effective amendment or Shelf Registration Statement continuously effective until the end of the Effectiveness Period.
          (v) If the Shelf Registration Statement is not an Automatic Shelf Registration Statement, the Company shall not permit any securities other than (i) the Company’s issued and outstanding securities possessing incidental registration rights and securities into which any such issued and outstanding securities are convertible and (ii) the Registrable Securities to be included in the Shelf Registration. The Company will provide to each Holder named therein a reasonable number of copies of the Prospectus that is a part of the Shelf Registration Statement, notify each such Holder of the Effective Date and take such other actions as are required to permit unrestricted resales of the Registrable Securities by such Holder. The Company further agrees to supplement or amend the Shelf Registration Statement or supplement the Prospectus if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
     (b) Listing. The Company shall use its reasonable best efforts to maintain the approval of the Common Shares for listing on the New York Stock Exchange.

     (c) Expenses. The Company shall pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2(a) hereof. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) Effective Shelf Registration Statement. If, after the Effective Date the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.
     (e) Liquidated Damages. In the event that:
          (i) a Shelf Registration Statement is not filed with the SEC or designated as such by the Company on or prior to the Filing Deadline pursuant to Section 2(a)(i), then liquidated damages (“Liquidated Damages") shall accrue on the principal amount of the Securities at a rate equal to 0.25% per annum for the first 90-day period from the day following such Filing Deadline, and thereafter at a rate per annum of 0.50% of the principal amount of the Securities;
          (ii) (x) a Shelf Registration Statement is not declared effective by the SEC, or (y) if the Company shall have designated a previously filed and effective Automatic Shelf Registration Statement as the Shelf Registration Statement for purposes of this Agreement, the Company shall not have filed a supplement to the Prospectus to cover resales of the Registrable Securities by the Holders, in the case of either (x) or (y), on or prior to the Effectiveness Deadline pursuant to Section 2(a)(i), then Liquidated Damages shall accrue on the principal amount of the Securities at a rate equal to 0.25% per annum for the first 90-day period from the day following such Effectiveness Deadline, and thereafter at a rate per annum of 0.50% of the principal amount of the Securities;
          (iii) following the Effective Date, (A) the Company fails to make any filing required pursuant to Section 2(a)(iii) hereof prior to the Filing Deadline applicable thereto, or (B) in the event such filing is a post-effective amendment or additional Shelf Registration Statement, such post-effective amendment or Shelf Registration Statement fails to become effective on or prior to the Effectiveness Deadline applicable thereto, then Liquidated Damages shall accrue on the principal amount of the Securities at a rate equal to 0.25% per annum for the first 90-day period from the day following such Filing Deadline or Effectiveness Deadline, as applicable, and thereafter at a rate per annum of 0.50% of the principal amount of the Securities;
          (iv) following the Effective Date, a Shelf Registration Statement ceases to be effective (without being succeeded immediately by an additional Shelf Registration Statement that is filed and immediately becomes effective) or usable for the offer and sale of the Registrable Securities, other than in connection with (A) a Suspension Period or (B) as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, and the Company does not cure the lapse of effectiveness or usability within ten Business Days (or, if a Suspension Period is then in effect, within ten Business Days following the expiration of such Suspension Period), then Liquidated Damages shall accrue on the principal amount of the Securities at a rate equal to 0.25% per annum for the first 90-day period from the day following such tenth Business Day, and thereafter at a rate per annum of 0.50% of the principal amount of the Securities;
          (v) any Suspension Period or Periods exceed 30 days in any three-month period or 90 days in any 12-month period, then, commencing with the 31st day in such three-month period or the 91st day in such 12-month period, as the case may be, then Liquidated Damages shall accrue on the principal amount of the Securities at a rate equal to 0.25% per annum for the first 90-day period from the day following the 31st or 91st day, as the case may be, and thereafter at a rate per annum of 0.50% of the principal amount of the Securities; or
          (vi) if the Company fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (A) any Shelf Registration Statement at the time it first becomes effective or (B) any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective, then Liquidated Damages will accrue on the principal amount of Securities held by such Holder at a rate equal to 0.25% per annum for the first 90-day period from the day following the effective date of such Shelf Registration Statement or the time of filing of such Prospectus, as the case may be, and thereafter at a rate per annum of 0.50% of the principal amount of the Securities held by such Holder;
provided, however, that in no event shall Liquidated Damages accrue at a rate per annum exceeding 0.50% of the principal amount of the Securities; and provided further that Liquidated Damages on the principal amount of the Securities as a result thereof shall cease to accrue:
               (1) upon the filing or designation of a Shelf Registration Statement (in the case of clause (i) above);
               (2) upon the Effective Date (in the case of clause (ii) above);
               (3) upon the filing of a supplement to the Prospectus (in the case of clause (iii)(A) above) or upon the Effective Date (in the case of clause (iii)(B) above);
               (4) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (iv) above);
               (5) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (v) above); or
               (6) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement and Prospectus in accordance with applicable law (in the case of clause (vi) above).

     Any amounts of Liquidated Damages due pursuant to Section 2(e) will be payable in cash on the next succeeding interest payment date to Holders entitled to receive such Liquidated Damages on the relevant record dates for the payment of interest.
     Notwithstanding any provision in this Agreement, in no event shall Liquidated Damages accrue to holders of Common Shares issued upon conversion of Notes. If any Note ceases to be outstanding during any period for which Liquidated Damages are accruing, the Company will prorate the Liquidated Damages payable with respect to such Note.
          (f) Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by it to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) hereof.
          (g) Certain Representations and Agreements of the Company. The Company represents and agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the approval of the counsel for the holders of Registrable Securities or the consent of the Initial Purchasers in connection with any underwritten offering of Registrable Securities, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and the Initial Purchasers, it will not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     3. Registration Procedures. In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company shall use its best efforts to:
          (a) prepare and file with the SEC or designate a Shelf Registration Statement as prescribed by Section 2(a)(i) hereof within the relevant time period specified in Section 2(a)(i) hereof on the appropriate form under the Securities Act, which form shall (i) be selected by the Company, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof, and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective and the Prospectus usable for resales in accordance with Section 2 hereof; provided, however, that, before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford one counsel representing all of the Holders of the Registrable Securities covered by such Shelf Registration Statement, the managing underwriters, if any, and any Holder of the Registrable

Securities covered by such Shelf Registration Statement, in each case, who requests to review copies of documents proposed to be filed (a “Requesting Holder”), a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; and the Company shall not file any Shelf Registration Statement or Prospectus or any amendments or supplements thereto in respect of which such counsel and any Requesting Holder requests an opportunity to review prior to the filing of such document if such counsel, the Majority Holders, or the managing underwriters, if any, shall reasonably object in a timely manner;
          (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by a Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;
          (c) (i) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities and (ii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
          (d) register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Shelf Registration Statement has become effective under the Securities Act as any Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;
          (e) promptly notify each Holder of Registrable Securities which has submitted a Questionnaire to the Company, its counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement or Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in a Shelf Registration Statement or the related Prospectus untrue in any material respect or which causes such Shelf Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the reasonable determination of the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;
          (f) obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;
          (g) furnish to each Holder of Registrable Securities named in a Shelf Registration Statement, without charge, at least one conformed copy of the Shelf Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
          (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to the Shelf Registration Statement;
          (i) promptly after the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(iv) (subject to the respective grace periods set forth in Section 2(a)(iv)) or 3(e)(v) hereof, prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify each Holder which has submitted a Questionnaire to the Company to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;
          (j) subject to Section 5 hereof, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders collectively holding at least 25% in aggregate principal amount or number, as the context requires, of the Registrable Securities in order to expedite or facilitate the registration or the disposition of the Registrable Securities;

          (k) whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) any Initial Purchaser, in the case where such Initial Purchaser holds Securities acquired by it as part of the initial placement of such Securities and (y) Holders collectively holding at least 25% in aggregate principal amount or number, as the context requires, of the Registrable Securities covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Company and its subsidiaries as then conducted and with respect to the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders collectively holding a majority in aggregate principal amount or number, as the context requires, of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain “cold comfort” letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders collectively holding a majority in aggregate principal amount or number, as the context requires, of Registrable Securities covered by such Shelf Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder;
          (l) make reasonably available for inspection by any selling Holder of Registrable Securities who certifies to the Company that it has a current intention to sell Registrable Securities pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the “Inspectors"), at the offices where normally kept, during the Company’s normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Company and its subsidiaries (collectively, the “Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Shelf Registration

Statement; Records and information which the Company, in good faith, deems to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the release of such Records or information is required by law (including any information required to be disclosed under federal securities laws) upon a customary opinion of counsel for Inspectors delivered and reasonably satisfactory to the Company, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each selling Holder of such Registrable Securities will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Securities will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;
          (m) comply in all material respects with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any twelve-month period (or 90 days after the end of any twelve-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the Effective Date, which statements shall cover said twelve-month periods, provided that the obligations under this Section 3(m) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;
          (n) reasonably cooperate with each seller of Registrable Securities covered by a Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and its respective counsel in connection with any filings required to be made with the NASD;
          (o) take all other steps reasonably necessary to effect the registration of the Registrable Securities covered by a Shelf Registration Statement contemplated hereby; and
          (p) the Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the SEC to be included in a Shelf Registration Statement; the Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within a reasonable time after receiving such request; and the Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

     Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(iv) or 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the “Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the Shelf Registration Statement and related Prospectus.
     4. Indemnification and Contribution. (a) The Company hereby agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each of their directors, officers, employees and agents, as follows:
               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading;
               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 4(d) hereof) such settlement is effected with the prior written consent of the Company; and
               (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Initial Purchasers or such Holder), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);
provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by any Initial Purchaser through the Initial Purchasers or such Holder or underwriter for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).
          (b) Each Initial Purchaser and each Holder or underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers (including each officer of the Company who signed the Shelf Registration Statement), and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities.
          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4 to the extent that it is not materially prejudiced by such failure as a result thereof, and in any event shall not relieve it from liability which it may have otherwise on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) or (b) above, counsel to the indemnified parties shall be selected by the indemnifying party, if it shall so elect, promptly after receiving the aforesaid notice and if the chosen counsel is reasonably satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party reasonably concludes that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from their own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement set forth in this Section 4 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Company, on the one hand, and the Holders, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holders, as incurred; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and the Holders, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each Affiliate of a Holder, and each director, officer and employee and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director and officer of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
     5. Underwritten Registration; Participation Therein. (a) In no event will the method of distribution of the Registrable Securities take the form of an underwritten offering without the prior written consent of the Company. No Holder may participate in an underwritten registration hereunder unless such Holder agrees to sell such Holder’s Registrable Securities on the basis provided in the underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.
          (b) The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the Securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Sections 3(k) and 5(a) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or number, as the context requires, of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.
     6. Miscellaneous.
          (a) Rule 144 and Rule 144A. For so long as it is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any successor rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
          (b) No Inconsistent Agreements. The Company has not entered into, and will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.
          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders holding at least a majority of the aggregate principal amount of the Registrable Securities outstanding and affected by such amendment, modification, supplement, waiver or departure and the Company signs a writing agreeing to such an amendment, modification or supplement, or waiver or consent; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchasers and the Company.
          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the respective addresses of the Initial Purchasers set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).
          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement, the Indenture relating to the Notes or the articles of incorporation of the Company. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.
          (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and the Initial Purchasers, and each Initial Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
          (k) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

DEVELOPERS DIVERSIFIED REALTY
CORPORATION

By:
/s/ William H. Schafer

Name: William H. Schafer
Title: Executive Vice President and Chief Financial
Officer
CONFIRMED AND ACCEPTED, as of the date first above written:
BANC OF AMERICA SECURITIES LLC

By:
/s/ Derek Dillon

Name: Derek Dillon
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:
/s/ Thomas A. Grier

Name: Thomas A. Grier
Title: Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By:
/s/ Lear Beyer

Name: Lear Beyer
Title: Managing Director

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